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                                                                      EXHIBIT 21


                                 SUBSIDIARIES
                                 ------------


Name                                                       Jurisdiction
--------------------------------                           ------------
Master Collectors of Dallas, Inc.                              Texas
NCI Recoveries Limited                                    United Kingdom